UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 6, 2012

Date of earliest event reported: April 5, 2012

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreements

On April 5, 2012, Constellation Energy Partners LLC (the “Company”) and its wholly owned subsidiary, CEP Services Company, Inc. (“CEP Services”), entered into amended and restated employment agreements (the “Employment Agreements”) with:

•	Stephen R. Brunner, the Company’s President, Chief Executive Officer and Chief Operating Officer;

•	Charles C. Ward, the Company’s Chief Financial Officer and Treasurer;

•	Lisa J. Mellencamp, the Company’s General Counsel and Secretary; and

•	Michael B. Hiney, the Company’s Chief Accounting Officer and Controller.

The Employment Agreements amend and restate in their entirety the prior employment agreements among the Company, CEP Services and each of Messrs. Brunner, Ward and Hiney and Ms. Mellencamp effective May 1, 2009. The initial three year term of the prior employment agreements was to end on May 1, 2012. The prior employment agreements were amended to extend the term of the agreements by two years, to address the impact on the change of control provisions resulting from the transfer of equity interests in the Company from Constellation Energy Group, Inc. to PostRock Energy Corporation and to make certain other revisions, including certain 2012 compensation actions discussed below.

Termination of Employment

Each executive’s employment may be terminated at any time and for any reason by either or both of CEP Services and the executive. Except as described below, if the executive terminates his or her employment, all unvested or unearned awards will be forfeited.

If the executive’s employment is terminated in connection with an “Involuntary Termination” (as defined in the Employment Agreements) at any time prior to a change of control of CEP Services or after two years have elapsed following a change of control, CEP Services will, pursuant to the terms of the Employment Agreements, make payments and take actions as follows (such payments and actions, the “Severance Amount”):

•

make a cash payment of one and one-half times the executive’s then-current annual compensation, which includes (A) the target-level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination or the annual base salary in effect 180 days prior to the Involuntary Termination;

•

cause any unvested awards granted under the Company’s 2009 Omnibus Incentive Compensation Plan (the “Plan”) to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable; and

•	cause a continuation of medical and dental benefits for one year following the Involuntary Termination.

If the executive’s employment is terminated (i) by the executive through the exercise of the Special Termination Option (described below), (ii) in connection with an Involuntary Termination during the two-year period following a change of control of the Company, or (iii) in connection with an Involuntary Termination in anticipation of a change of control, CEP Services will, pursuant to the terms of his or her Employment Agreement, make payments and take actions as follows (such payments and actions, the “Enhanced Severance Amount”);

•

make a cash payment of two times the executive’s then-current annual compensation, which includes (A) the target level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination, the annual base salary in effect 180 days prior to the Involuntary Termination, or the annual base salary in effect immediately prior to the change of control;

•

pay the performance award and target-based grants payable under the Plan for the then-current year, paid as if the target-level performance was achieved for the entire year, prorated based on the number of whole or partial months completed at the time of the Involuntary Termination;

•	cause any unvested awards granted under the Plan to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable;

•	cause a continuation of medical and dental benefits for one year following the change of control; and

•	provide for a full tax gross-up in connection with any excise tax levied on the items described in the preceding four bullets.

The “Special Termination Option” permits the executive to terminate his or her employment at any time within the one-year period following the consummation of any transaction or other event whereby PostRock Energy Corporation or any of its affiliates becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 49% or more of the Company’s then-outstanding Common Units.

The Severance Amount and Enhanced Severance Amount are contingent on the execution of a release of any claims the terminated executive may have against the Company, CEP Services and their affiliates. In addition, any such amounts must be repaid by the executive if a final and non-appealable judgment is entered by a court of competent jurisdiction finding that the executive’s conduct in performance of his or her duties under the Employment Agreement constituted willful misconduct.

The term of the Employment Agreements will expire on the second anniversary of each Employment Agreement unless sooner terminated in accordance with the Employment Agreement, provided that the agreements have not otherwise been terminated prior to the expiration of the initial term, the Employment Agreements will automatically be extended for an additional one-year period unless either party to such Employment Agreement delivers written notice 180 days prior to the expiration of the initial term. The Company has guaranteed the obligations of CEP Services under the Employment Agreements.

The foregoing description of the Employment Agreements is qualified in its entirety by the terms of the Employment Agreements which are filed as Exhibits 10.1 through 10.4 to this Form 8-K and incorporated herein by reference.

2012 Compensation Actions

Fixed Base Salaries

For 2012, the compensation committee and the board of managers of the Company, as applicable, approved three percent increases to the base salaries for our named executive officers effective February 27, 2012, to improve their overall competitive positioning relative to a benchmark peer group. The 2012 base salaries for the named executives are as follows:

•	Mr. Brunner – $339,900

•	Mr. Ward – $254,925

•	Ms. Mellencamp – $226,600

•	Mr. Hiney – $198,275

Following these increases, the base salaries for our named executive officers are positioned approximately 17% below aggregate benchmark peer group median base salary levels and target total cash compensation (after considering the bonus awards described below) is positioned 10.4% below aggregate benchmark peer group median levels. The benchmark peer group data was provided to the compensation committee by the compensation consultant to the committee, Meridian Compensation Partners LLC (“Meridian”).

Short-term Annual Performance-Based Bonus Awards

The 2012 short-term target bonus opportunities (as a percentage of base salary) for each of the named executives remain at the same level as 2011, as follows:

•	Mr. Brunner—100%

•	Mr. Ward—75%

•	Ms. Mellencamp—65%

•	Mr. Hiney—55%

Long-term Incentives

On April 5, 2012, the Company made performance-based grants to each of our named executive officers under the Plan. The cash-based performance grants will be paid based on actual performance relative to pre-determined, equally weighted 2012 goals for natural gas and oil and natural gas liquids production. The awards contain a threshold, target and maximum payout level. No award payouts will be made for actual performance below a threshold level. For performance within the target range, award payouts will be made at 100%. For actual performance at a maximum level, award payouts will be made at 200%. For actual performance between the threshold and target level and between the target and maximum levels, award payouts will be determined using a linear interpolation between the low and high ends of the target levels, respectively. Awards will be earned based upon confirmation of 2012 performance and will be 100% vested as of December 31, 2012. Payment of the earned awards will be made over two years – 50% at December 31, 2012 and 50% at December 31, 2013, except in the case of death, disability, Involuntary Termination or certain change of control events, which may accelerate payment. The target cash values of the grants are part of the target-level bonuses of the named executive officers under their Employment Agreements.

The pre-determined 2012 performance levels required for a payout are:

Performance Level	Payout %	Natural Gas Production (weighted 50%)	Oil/NGL Production (weighted 50%)
Maximum	200%	at least 15.2 Bcf	at least 192 Mbbls
Target	100%	from 11.4 Bcf to 14.0 Bcf*	from 144 Mbbls to 176 Mbbls*
Threshold	50%	at least 10.2 Bcf	at least 128 Mbbls

*	Achievement of the performance metric anywhere within this range will result in a payout of 100% of the cash value, with a linear interpolation between the threshold performance level and the low end of the target range performance level and between the high end of the target range performance level and the maximum performance level, respectively.

The target cash payouts for the named executive officers are as follows:

•	Mr. Brunner – $1,000,000

•	Mr. Ward – $500,000

•	Ms. Mellencamp – $400,000

•	Mr. Hiney – $200,000

The awards provide each of the named executives officers with a competitive annual long-term incentive award opportunity, align their interests with the Company’s unitholders, support the Company’s 2012 business plan, and support retention of our executives. Following these grants, the total target compensation for the named executive officers is 74% performance-based.

The foregoing description of the executives’ long-term incentive award is qualified in its entirety by the terms of a Grant Agreement Relating to 2012 Performance Award-Executives, a form of which is filed as Exhibit 10.5 to this Form 8-K and incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 1.01 is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On April 5, 2012, the Company made service-based grants totaling $1.2 million to certain key employees (other than the named executive officers) under the Plan. The grants, which will be settled in cash, vest 50% on December 31, 2012, and 50% on December 31, 2013. The awards are intended to support retention for key employees who contribute to achieving the Company’s business plans.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Stephen R. Brunner.

10.2	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Charles C. Ward.

10.3	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Lisa J. Mellencamp.

10.4	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Michael B. Hiney.

10.5	Form of Grant Agreement Relating to 2012 Performance Award - Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: April 6, 2012	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Stephen R. Brunner.

10.2	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Charles C. Ward.

10.3	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Lisa J. Mellencamp.

10.4	Amended and Restated Employment Agreement, dated April 5, 2012, by and between CEP Services Company, Inc., Constellation Energy Partners LLC and Michael B. Hiney.

10.5	Form of Grant Agreement Relating to 2012 Performance Award - Executives.

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